Exhibit 99.1

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Eagle Pharmaceuticals NASDAQ: EGRX September 2020

Forward Looking Statements

- This presentation contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as "anticipated," "forward," "will," "would," "may," "remain," "potential," "prepare," "expected," "believe," "plan," "near future," "belief," "guidance," and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events such as: the number and timing of potential product launches, development initiatives and new indications for RYANODEX; the timing of potential product launches for Vasopressin; the Company's clinical development plan for its fulvestrant product candidate, EA-114, as well as the development efforts for the other product candidates in its portfolio; the potential benefits and efficacy of RYANODEX, including the potential for RYANODEX as a treatment for nerve agent exposure, acute radiation syndrome, traumatic brain injury, Alzheimer's disease (EA-112) and additional indications; the timing, scope or likelihood of regulatory filings and approvals from the FDA for the Company's product candidates, including the Company's ability to work with the FDA to finalize the Special Protocol Assessment and advance the development of RYANODEX for brain damage secondary to nerve agent exposure; the potential for other products treating the same indication as BENDEKA entering the market before 2022; the timing of the Company's PEMFEXY launch, if ever; the success of the Company's collaborations with its strategic partners and the timing and results of these partners' preclinical studies and clinical trials, including the Company's collaboration with its Japanese licensing partner, SymBio, with respect to the commercialization of SymBio's product TREAKISYM, and the timing of the potential product launch of TREAKISYM; the ability of the Company's fulvestrant product candidate, EA-114, to improve clinical outcomes for post-menopausal metastatic breast cancer patients; the Company's timing and ability to enroll patients in ongoing and upcoming clinical trials; the ability of the Company to obtain and maintain coverage and adequate reimbursement for its products; the implementation of certain healthcare reform measures; the Company's timing and ability to repurchase additional shares of the Company's common stock, if any, under its share repurchase program; the Company's ability to deliver value in 2020 and over the long term; and the Company's plans and ability to advance the products in its pipeline. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the COVID-19 pandemic, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic on the Company's business, financial condition and results of operations; risks that the Company's business, financial condition and results of operations will be impacted by the spread of COVID-19 in the geographies where the Company's third-party partners operate; whether the Company will incur unforeseen expenses or liabilities or other market factors; risks that results from in vitro laboratory tests of RYANODEX are not necessarily predictive of future clinical trial and in vivo results; whether the Company will successfully implement its development plan for its fulvestrant product candidate, EA-114, or other product candidates; delay in or failure to obtain regulatory approval of the Company's product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners, including the University of Pennsylvania, Teva, Tyme, NorthShore University HealthSystem and SymBio and the parties' ability to work effectively together; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; and those risks and uncertainties identified in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 as updated by the company's subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

CONFIDENTIAL
© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.
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EAGLE PHARMACEUTICALS

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. 3 In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted non - GAAP n et income and adjusted non - GAAP earnings per share attributable to Eagle. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. Adjusted non - GAAP net income excludes stock - based compensation expense, depreciation expense, amortization expense, expense of acquired in - process research and development, severance, non - cash interest expense, debt issuance costs, gain on sale of asse ts, changes in fair value of contingent consideration, asset impairment charge, restructuring charge, legal settlement expense re lat ed to collaboration with Tyme , fair value adjustments on equity investment, and the tax effect of these adjustments. The Company believes these non - GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non - GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by th e Company not to be reflective of the Company’s ongoing results. See the annexed Reconciliation of GAAP to Adjusted Non - GAAP Net Income and Adjusted Non - GAAP Earnings per Share and Reconciliation of GAAP to Adjusted Non - GAAP EBITDA for details of the amounts excluded and included to arrive at adjusted non - GAAP net income, adjusted non - GAAP earnings per share amounts, and adjusted non - GAAP EBITDA amounts, respectively. These adjusted measures are non - GAAP and should be considered in addition to, but not as a substitute for, the information prepa red in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly - filed reports in their entirety and cautions investors that the non - GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non - GAAP Financial Performance Measures

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Fully integrated R&D, clinical, manufacturing, quality, and commercial Profitable with foundation for continued long - term growth CNS/metabolic critical care and oncology focus Pipeline at near - term inflection point Eagle Pharmaceuticals Snapshot Committed to developing innovative medicines that result in meaningful improvements in patients’ lives with a focus on underserved therapeutic areas 4

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Strong Foundation for Potential Long - Term Growth Highly efficient business model: Invested $217mm (21%+ of revenue) in R&D since 2013 Sustainable profitability: $271mm* in cash flow from operations (2015 – 2Q 2020) Successful capital reinvestment: $205mm repurchased since August 2016; only 13.0mm basic shares outstanding** Robust balance sheet: No net debt and flexibility to actively deploy capital for opportunities 5 * Excluding receivables build **As of 9/24/2020

Recent Developments

3/25/20	4/28/20	7/9/20	8/3/20	8/10/20	8/17/20	8/28/20	9/23/20	9/24/20	9/25/20
Japanese licensing partner SymBio announced completion of clinical trial enrollment for TREAKISYM for liquid bendamustine formulation for NHL/CLL	Favorable patent decision issued by U.S. District Court of Delaware for Eagle and Teva for BENDEKA; Defendants will be enjoined from launching their ANDA products before 2031	CMS establishes unique J-code for PEMFEXY™ (pemetrexed for injection); FDA granted supplement approval for 500mg multiple-dose vial	Tyme announced that FDA granted Orphan Drug Designation for its lead product candidate, SM-88, a treatment for patients with pancreatic cancer	Received positive additional data for the Company's fulvestrant product candidate, EA-114, for HR+/HER2- advanced breast cancer	FDA's petition for re-hearing *en banc* of Appellate ODE decision denied confirming bendamustine franchise exclusivity through December 2022	Submitted Special Protocol Assessment (SPA) to FDA for RYANODEX for the treatment of brain damage secondary to nerve agent exposure	**SymBio received approval of TREAKISYM Ready-To-Dilute ("RTD") formulation, triggering $5mm milestone payment; launch expected in January 2021**	**Commenced $25mm Accelerated Share Repurchase as part of existing $160mm share repurchase program**	**Submitted responses to all of FDA's outstanding questions for vasopressin on September 25th**

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS

10 Programs - Potential for 5 Launches in the Next 3 Years

CNS/METABOLIC CRITICAL CARE

Product	Indication	Potential Market Advantage	Development Stage	In-House/Partnership
RYANODEX*	1. Nerve Agent (NA) Exposure	First in class	Submitted SPA on 8/28 to FDA; plan to start second animal species study and file NDA in 1H 2021	United States Army Medical Research Institute of Chemical Defense
	2. Acute Radiation Syndrome (ARS)	First in class	Completed POC study; entering first of two registration animal studies under FDA Animal Rule; next, Eagle will conduct a GLP study in a validated animal model	EAGLE (in-house)
	3. Traumatic Brain Injury (TBI)/ Concussion	First in class	Preclinical animal study in progress; expect study results with NorthShore University HealthSystem before year-end	NorthShore University HealthSystem Dr. Julian Bailes
	4. Alzheimer's Disease (AD)	First in class	Completed preclinical animal study	EAGLE University of Pennsylvania
	5. Anti-viral	First in class	Preclinical	EAGLE (in-house)
EA-111	6. NCE related to dantrolene	First in class	Preclinical and toxicology studies in progress	EAGLE (in-house)
VASOPRESSIN*	7. Increase blood pressure during vasodilatory shock	First to file†	Anticipate launch with 180-day market exclusivity; patent trial delayed due to COVID-19–no date set yet; submitted responses to all of FDAs outstanding questions on 9/25	EAGLE (in-house)

CONFIDENTIAL

© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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* Royalty obligation

† First to file ANDA referencing VASOSTRICT; submission accepted for filing by FDA March 2018

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Product Indication Potential Market Advantage Development Stage In - House/Partnership SM - 88 8. Pancreatic and Other Cancers First in class Pivotal studies underway for pancreatic cancer Tyme Technologies EA - 114 (fulvestrant) 9. HR+/HER2 - Advanced Breast Cancer (BC) Best in class Received additional positive data from pilot study ; will meet with FDA in late October (in - house) PEMFEXY* (liquid injection) 10. Nonsquamous Non - Small Cell Lung Cancer (NSCLC) – malignant pleural mesothelioma First to market Approval granted on February 10, 2020; Q1 2022 launch; unique J - code established by CMS; granted supplement approval for 500mg multiple - dose vial (in - house) * * Royalty obligation 10 Programs - Potential for 5 Launches in the Next 3 Years 8 ONCOLOGY Anticipating three new product launches in 2022 (PEMFEXY, EA - 114, & SM - 88)

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. CNS/Metabolic Critical Care Pipeline Opportunities 9

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX® (dantrolene sodium) injectable suspension Breakthrough formulation • Approved July 2014 • Launched August 2014 Currently indicated for the treatment of malignant hyperthermia (MH) in conjunction with appropriate supportive measures, and for the prevention of MH in patients at high risk 10

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. FDA - Approved for Malignant Hyperthermia (MH) Nerve Agent (NA) Exposure Acute Radiation Syndrome (ARS) Alzheimer’s Disease (AD) Traumatic Brain Injury/ Concussion (TBI) RYANODEX: Building a Successful Franchise New indications under development* Nine U.S. patents issued to date, expiring between 2022 and 2025 11 11 *Potential indications under development Anti - viral

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. 12 Mechanism of action v

RYANODEX Potential in Traumatic Brain Injury (TBI)/Concussion

NorthShore University HealthSystem



- **Currently there is no FDA-approved drug to treat TBI/concussion, which is estimated to affect 69 million people worldwide[1]**
  - The CDC estimates that in 2014, there were nearly 2.8 million TBI-related emergency department visits in the U.S, some of which resulted in long-term harm or death. Up to 1/3 of cases occurred in children[2]
- **Eagle announced a research partnership with NorthShore University HealthSystem in January 2020**
  - Studying dantrolene sodium for TBI/concussion in animal models to determine if it can help halt or repair the harm caused by these traumas
- **Expect study results with NorthShore University HealthSystem before year-end**

1. Dewan, MC, et al. Estimating the global incidence of traumatic brain injury. J. Neurosurg. 2018;(130): 1–18. doi: 10.3171/2017.10.
2. Centers for Disease Control and Prevention (CDC). Surveillance Report of Traumatic Brain Injury-related Emergency Department Visits, Hospitalizations, and Deaths—United States, 2014. CDC, U.S. Department of Health and Human Services. 2019. Accessed at https://www.cdc.gov/traumaticbraininjury/pdf/TBI-Surveillance-Report-FINAL_508.pdf.

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX (EA - 112) Potential in Alzheimer’s Disease A completely novel approach to the disease • Alzheimer’s disease is one of the greatest medical challenges of our time, with limited treatment options. It is the most common form of dementia and fifth - leading cause of death 1 affecting more than 30 million people worldwide 2 • Eagle and UPenn concluded that calcium dysregulation may play a unique role in Alzheimer’s disease • Results from a proof - of - concept preclinical study presented at the July 2019 Alzheimer’s Association International Conference showed that intranasal administration of dantrolene sodium provided therapeutic effects on memory and cognition in a mouse model of Alzheimer’s 14 1. World Health Organization. Global Health Estimates 2016: Disease burden by Cause, Age, Sex, by Country and by Region, 2000 - 2016. 2018. 2. World Health Organization. Dementia. Sept 19, 2019. Accessed at https://www.who.int/news - room/fact - sheets/detail/dementia.

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Promising Progress in Research on Dantrolene for Alzheimer’s Disease (AD) • Our partner UPenn conducted a recent animal study demonstrating: • A novel route of administration: • Greater passage of dantrolene across the blood brain barrier • Higher brain concentrations of dantrolene • A disease modifying effect: • Significantly improved memory • Significantly improved cognition • No significant side effects were detected in mortality, olfaction, motor or liver functions • Results were pronounced, especially after the start of amyloid accumulation and cognitive dysfunction • Publication of Preclinical Study of Intranasal Dantrolene in August 18, 2020 Journal of Alzheimer’s Disease 15

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. RYANODEX Potential for Nerve Agent (NA) Exposure First - of - its kind neuroprotective treatment for the amelioration of brain damage due to nerve agent exposure and, if approved, may receive orphan drug exclusivity (ODE) for organophosphate exposure Nerve agents are the most toxic of the known chemical warfare agents • Rapid treatment with available agents decreases risk of mortality but does not ameliorate risk of brain damage. NA survivors may experience permanent neurologic damage and death 16 • Agreement with the United States Army Medical Research Institute of Chemical Defense (USAMRICD) to evaluate the neuroprotective effects of RYANODEX in an accepted NA model • Results of study conducted with USAMRICD demonstrated a statistically significant reduction in brain damage secondary to NA exposure in RYANODEX - treated animals, compared with controls (p value ≤0.04) • Submitted a Special Protocol Assessment to FDA on August 28 th ; 45 - day review period. If mutual agreement on protocol with FDA, plan to start study and file NDA in 1H 2021

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. • Exploring investigational indication for RYANODEX for treatment of hematopoietic syndrome in individuals exposed to high doses of radiation, such as nuclear power plant leakage or nuclear weapons. Potential to apply to certain cancer patients undergoing radiation therapy; additional research opportunity. • In a proof - of - concept study in a Total - Body Irradiation Animal Model, the RYANODEX treatment group had overall less mortality post - treatment than nontreated animals • Next, Eagle will conduct a GLP study in a validated animal model 17 RYANODEX Potential in Acute Radiation Syndrome Acute radiation syndrome (ARS), or radiation sickness, is a serious illness that can happen when a person is exposed to very high levels of radiation, usually over a short period of time

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. • Significant benefits of an intramuscular (IM) formulation • EA - 111 would allow for easier and more rapid administration in emergency situations (military and civilian) • Enables point - of - care administration to patients in need • Eliminates IV - infusion 18 18 EA - 111 (New Chemical Entity) Developing the next generation of ryanodine receptor antagonists

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. 19 19 Vasopressin • Indicated to increase blood pressure in adults with vasodilatory shock (e.g., post - cardiotomy or sepsis) who remain hypotensive despite fluids and catecholamines • Generic version of Par Sterile Products, LLC (an Endo International plc company) original VASOSTRICT® • $694 million in brand sales LTM 1 • Eagle is first - to - file an ANDA referencing VASOSTRICT for the 20 units per ml presentation, which ANDA was submitted in March 2018 • Patent trial with the Par entities delayed due to COVID - 19 – no date set yet; FDA’s 30 month stay from approving VASOSTRICT ANDA ends in October 2020 • Anticipate vasopressin launch with 180 - day market exclusivity • Submitted responses to all of FDA’s outstanding questions on September 25 th 1 As of June 30, 2020

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Oncology Pipeline Opportunities 20

EA-114: Our Fulvestrant Product Candidate for HR+/HER2- Advanced Breast Cancer



Impact of Advanced Breast Cancer

- ~75% of breast cancers are HR+[1]
- ~30% of patients first diagnosed with early-stage disease eventually develop metastatic disease[2]
- 27% five-year survival for patients in U.S. with metastatic breast cancer[3]

An Unmet Need

- Eagle's 600-subject PK trial yielded ~18,000 data points, which we mined for insights
- For fulvestrant to work, it needs to bind to and block the estrogen receptor (ER)
- Not everyone treated with fulvestrant achieves the desired result – a substantial number of women with advanced HR+ breast cancer receiving standard treatment experience early disease progression
- Currently, low ER inhibition is an important factor resulting in suboptimal treatment, which may lead to faster progression of the disease
- Our research suggests Eagle's product could substantially improve the clinical outcomes for these post-menopausal metastatic breast cancer patients

1. Keen JC, Davidson NE. The biology of breast carcinoma. Cancer 2003;97:825–33. DOI: 10.1002/cncr.11126 2. Zhao H, et al. Incidence and prognostic factors of patients with synchronous liver metastases upon initial diagnosis of breast cancer: a population-based study. Dove Press. 27 September 2018. DOI https://doi.org/10.2147/CMAR.S178395. 3. Howlader N, et al (eds). SEER Cancer Statistics Review, 1975-2016, National Cancer Institute, Bethesda, MD, https://seer.cancer.gov/csr/1975_2016/, based on November 2018 SEER data submission, posted to the SEER website, April 2019.

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Fulvestrant competitively inhibits estrogen - stimulated cell division by binding to the estrogen receptor 22

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. EA - 114 (Fulvestrant) Research Progress 1 23 Clinical trial in 600 healthy, post - menopausal (PM) women Met with FDA twice to propose study design for Eagle’s proprietary new delivery platform informed by clinical trial results FDA accepted Eagle’s proposal; Eagle began pilot study in healthy PM women Next steps are to meet with FDA in late October to finalize clinical trial plans Received additional positive data from pilot study for the Company’s fulvestrant product candidate, EA - 114, for HR+/HER2 - advanced breast cancer 2018 2019 December 2019 August 2020 Next Steps 1. As of the date of this presentation

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Collaboration with Tyme Technologies for Cancer Metabolism - Based Compound for Pancreatic Cancer, Currently in Late - Stage Trials • Tyme is a biotechnology company focused on exploring novel therapeutic approaches designed to target cancer’s unique metabolism • Tyme is advancing proprietary Cancer Metabolism - Based Therapies (CMBTs™) for difficult - to - treat cancers • SM - 88 is a novel investigational agent in two Phase II/III studies for pancreatic cancer, one phase II trial in sarcoma and recently completed a Phase II study for prostate cancer • SM - 88 has demonstrated encouraging tumor responses in 15 different cancer types 24 SM - 88

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Oral SM - 88 Represents Novel Therapeutic Approach • Designed to selectively disrupt protein synthesis in cancer cells with demonstrated tumor responses in 15 cancer types across multiple studies • Tyme - 88 - PANC pivotal trial launched in January 2020 to evaluate oral SM - 88 for third - line treatment of patients with metastatic pancreatic cancer • In a Phase II study of patients with actively progressing metastatic pancreatic cancer who had failed previous therapy, evaluable patients on SM - 88 demonstrated median overall survival of 6.4 months as of April 25, 2019 • SM - 88 was well tolerated with 2% of patients reporting a grade 3/4 serious adverse event across trials • Patients who achieved stable disease or better demonstrated a statistically significant (p value =0.02) improvement in survival with a 92% reduction in risk of death 25

CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Brain/Glioma Nasal • Eagle and Tyme have entered into a share purchase agreement (SPA) and a co - promotion agreement for SM - 88 in the U.S. Eagle paid an initial $20 million up front • In addition, Eagle may invest an additional $20 million in Tyme upon achievement of certain milestones, $10 million of which would be an additional purchase of equity in Tyme. Eagle has certain promotion rights to all indications for SM - 88 in the U.S. Tyme retains all commercial rights to SM - 88 outside the U.S. and may buy out Eagle’s U.S. rights under the co - promotion agreement at any time for $200 million • Under the co - promotion agreement, Tyme will be responsible for all development, regulatory, manufacturing and marketing costs associated with SM - 88, as well as 75% of the promotional effort. Eagle will be responsible for 25% of the promotional effort and shall receive 15% of all net sales in the U.S. 26 PROGRAM FORMULATION CANCER INDICATION DEVELOPMENT STAGE PHASE I PHASE II PHASE II/III Pancreatic: 3 rd Line Monotherapy Pancreatic: 2 nd Line Monotherapy Sarcoma Monotherapy Tyme - 88 - PANC Pivotal Part 2: Enrolling Enrollment Completed Initiated in Q2 - 19 Precision Promise: Phase II enrolling Precision Promise: Phase II enrolling Oral SM - 88 Injectable SM - 88i Brain/Glioma SM - 88 Data from Pivotal Trial Expected in 2021

Oncology Assets: Building From Our Successes

BELRAPZO (bendamustine HCl Injection)

BENDEKA (bendamustine HCl) injection

PEMFEXY (PEMETREXED INJECTION)

SymBio

Highly successful franchise

BENDEKA royalty increase: from 25% to 30% on 10/1/19 and then increases by 1 percentage point on each anniversary thereafter until it reaches 32%

Courts upheld patent infringement claims as valid; defendants enjoined from launching ANDA products before 2031

Appellate Court confirmed ODE for BENDEKA through 12/7/2022

Established royalty revenue beyond 2025

Long-term cash flow stream

15 Orange Book listed patents through 2031 and unique J-code

FDA's petition for re-hearing *en banc* of Appellate ODE decision denied, confirming bendamustine franchise exclusivity through December 2022

Reached settlement agreement with Lilly on 12/13/2019

Approval granted on February 10, 2020; allows for initial entry of PEMFEXY – a liquid formulation – of approximately three-week supply of current ALIMTA® utilization on Feb. 1, 2022, and a subsequent uncapped entry on April 1, 2022

ALIMTA® U.S. LTM sales as of June 30, 2020 were $1.2 billion[1]

Generic entrants blocked until 05/24/22

CMS established unique J-Code; FDA granted supplement approval for 500mg multiple-dose vial

SymBio TREAKISYM, Japanese licensing partner

SymBio received approval of TREAKISYM Ready-To-Dilute ("RTD") formulation on 9/23, triggering $5mm milestone payment to Eagle

Launch of RTD formulation expected in January 2021

Royalties and milestones of $10 to $25 million per year if SymBio first launches TREAKISYM RTD and then its RI product

Anticipating three new product launches in 2022 (PEMFEXY, EA-114, & SM-88)

1 Eli Lilly 6/30/20 Earnings Report

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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS

Multiple Near-Term Value Inflection Points

Profitable with a robust balance sheet, no net debt, and ample capital for strategic transactions

- 10 key initiatives underway with the potential for 5 product launches over the next 3 years
  - Each has the potential to be either first-in-class, first-to-market, or best-in-class
  - Seven CNS/metabolic critical care products (TBI/concussion, ARS, NA, Alzheimer's, anti-viral, EA-111, vasopressin)
  - Three oncology products (pancreatic cancer, advanced breast cancer, and lung cancer)
  - BENDEKA: ODE affirmed/*en banc* petition denied; patent infringement claims upheld against ANDA holders
  - All focus on underserved therapeutic areas
- Complementary scientific and research partnerships/collaborations
  - U.S. Military (nerve agent exposure)
  - NorthShore University HealthSystem (TBI/concussion)
  - University of Pennsylvania (Alzheimer's disease)
- Comprehensive IP portfolio to ensure future growth
- Robust growth plan includes organic development and strategic transactions



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© 2020 Eagle Pharmaceuticals, Inc. All rights reserved.
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CONFIDENTIAL © 2020 Eagle Pharmaceuticals, Inc. All rights reserved. Appendix 29

Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP EPS (unaudited)

(In thousands, except share and per share amounts)	Twelve Months Ended December 31, 2019	2018	2017	2016	2015
Net income - GAAP	$ 14,313	$ 31,903	$ 51,943	$ 81,453	$ 2,571
Adjustments:					
Cost of product revenues:					
Amortization of acquired intangible assets (1)	900	895	1,194	746	-
Research and development:					
Share-based compensation expense	4,442	4,014	3,942	2,914	1,271
Depreciation	286	470	74	-	-
Expense of acquired in-process research & development	500	1,700	1,000	-	-
Severance	455	466	-	-	-
Selling, general and administrative:					
Share-based compensation expense	17,556	15,068	11,487	6,853	2,780
Amortization of acquired intangible assets (2)	1,620	1,620	1,620	203	-
Depreciation	686	685	858	640	112
Debt issuance costs	88	-	286	-	-
Severance	-	-	268	-	-
Other:					
Gain on sale of asset (3)	-	-	-	(1,750)	-
Non-cash interest expense	480	376	238	8	-
Change in fair value of contingent consideration (4)	-	(763)	(7,378)	957	-
Asset impairment charge	-	2,704	7,235	-	-
Restructuring charge	-	7,911	-	-	-
Legal settlement	-	-	1,650	-	-
Tax effect of the Non-GAAP adjustments (5)	(4,433)	(7,894)	(5,368)	(46,103)	-
Adjusted Non-GAAP Net income	$ 36,893	$ 59,155	$ 69,049	$ 45,921	$ 6,734
Adjusted Non-GAAP earnings per share					
Basic	$ 2.68	$ 4.01	$ 4.57	$ 2.96	$ 0.44
Diluted	$ 2.61	$ 3.87	$ 4.34	$ 2.79	$ 0.41
Weighted number of common shares outstanding:					
Basic	13,754,516	14,768,625	15,102,890	15,533,681	15,250,154
Diluted	14,138,733	15,278,651	15,908,211	16,434,104	16,253,781

EXPLANATION OF ADJUSTMENTS:

1) Amortization of intangible assets for RYANODEX and Docetaxel
2) Amortization of intangible assets for Eagle Biologics
3) Gain on divestiture of diclofenac-misoprostol
4) Changes in the fair value of contingent consideration (Docetaxel and Eagle Biologics)
5) Reflects the estimated tax effect of the pretax adjustments, $3.4 million of tax expense from U.S. tax reform, which is reflected in 2017 and the reversal of a tax valuation allowance in 2016

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Reconciliation of GAAP to Adjusted Non-GAAP EBITDA (unaudited)

(in thousands)	Twelve Months Ended June 30, 2020	2019	Twelve Months Ended December 31, 2018	2017	2016	2015
Net income - GAAP	$ (4,512)	$ 14,313	$ 31,903	$ 51,943	$ 81,453	$ 2,571
Add back:						
Interest expense (income), net	1,476	517	2,579	1,045	(76)	(14)
Income tax provision	7,693	7,685	2,135	21,002	(28,026)	3
Depreciation and amortization	3,542	3,492	3,670	3,746	1,589	112
Stock-based compensation	24,547	21,998	19,082	15,429	9,768	4,051
Change in fair value of contingent consideration	-	-	(763)	(7,378)	957	-
Debt issuance costs	88	88	-	286	-	-
Fair value adjustments on equity investment	4,200	-	-	-	-	-
Asset impairment charge	-	-	2,704	7,235	-	-
Gain on sale of asset	-	-	-	-	(1,750)	-
Expense of acquired in-process research & development	500	500	1,700	1,000	-	-
Expense related to collaboration with Tyme	2,500					
Severance	700	455	466	268	-	-
Restructuring charge	-	-	7,911	-	-	-
Legal settlement	-	-	-	1,650	-	-
Adjusted Non-GAAP EBITDA	$40,734	$49,048	$71,387	$96,226	$63,915	$6,723

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